Exhibit 99.2

Americas Technology and Rally Merger Presentation, Pre-Recorded Call Script

Jorge Marcos, CEO of ATA

Thank you for joining our presentation today. My Name is Jorge Marcos, I’m the CEO of Americas Technology Acquisition Corp. or “ATA” as you will hear me refer to throughout this presentation.

Before we begin, please note that as part of this presentation we may discuss forward-looking statements within the meaning of the safe harbor provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, future results of operations. Forward-looking statements are made based on the parties’ expectations and beliefs concerning future events and therefore involve a number of risks and uncertainties. You’re cautioned that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements are discussed elsewhere in this presentation, a copy of which has been concurrently furnished as an exhibit to ATA’s Current Report on Form 8-K. All forward-looking statements in this communication are based upon information as of the date hereof and speak only as of the date hereof. The parties assume no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Please refer to slides 2 through 4 in the investor deck for a comprehensive detail of our disclosures.

Slide 5

Now, in just a moment you will hear from Numaan Akram – the CEO of Rally. You’ll hear their story soon about how he and Narinder Singh, COO of Rally, came together with a vision drive to build a transformative company with the potential to improve mass transit across the world.

Numaan and Narinder have built a company not only with an attractive business model, but also with a team that has deep experience and relationships in their industry. Numaan’s background is in technology, while Narinder’s background is in operations and logistics. They’re supported by a diverse team of experts, including their CMO, Peter Bray, formerly the head of digital for one of the most respected ad agencies in the world. And David Hall who can take as much credit as anyone for launching BoltBus, Greyhound’s subsidiary that proved that there was demand for a higher-quality Intercity bus service.

On the SPAC side, the ATA team brings together M&A, Principal investing, and Public Company operating experience, providing us with the tools to support a business combination with Rally which, as Numaan will describe for you, is positioned to scale quickly, domestically and as well as internationally.

Slide 6

As you hear Numaan talk through this presentation, I want you to notice these themes on slide 6. I already spoke about the team’s backgrounds, so let me bring your attention to the opportunity and the business. Rally is addressing an incredibly large market, both in the US, and internationally. Their product should benefit from broad-based support by business and governments, who are desperate for a solution like Rally’s to address transportation issues from an affordability, convenience, and environmental standpoint. Keep in mind that Rally offers a true decarbonization solution, and one that doesn’t depend on breakthrough technologies, but existing infrastructure. They are leveraging existing, privately-owned, high-quality coach fleets to address the problem with their technology. This gives Rally a highly variable operating cost basis, which results in an attractive business model that can scale efficiently and profitably.

And with that – I’m very excited to hand it off to Numaan Akram, founder and CEO of Rally.

Numaan Akram, Founder and CEO of Rally

Slide 7

Thank you Jorge for the introduction and the kind words.

Spending the past few months together with you and your team has been great.

And I’m glad ATA saw what I did when writing our first business plan: that we had a rare opportunity to build something with the scale to be a public company.

And now as we enter into this business combination, we’re poised to truly change an industry and create the first global brand in buses.

So let’s get this show on the road!

We can start with the name: Rally - what does it mean?

Well, let’s look at how some communities use the term:

We rally with our friends to make the most of our day; teams rally for the win; and we all hope stock markets rally!

But whatever the context, Rally means to come together, to be a part of something bigger than ourselves.

That’s what buses and mass mobility are about.

We solve for our personal needs, while knowing that we are part of a broader community, even if only for a while.

It is the strength of this core thesis, and the macroeconomic forces supporting it, that keeps me excited as we enter this next phase of our growth.

Slide 8

Turning to slide 8, Mobility as a Service. This concept describes moving from personally-owned modes of transportation, to services that solve for the need at hand.

Taxis, car rentals, or scooters, we’ve seen how relatively simple business innovations have disrupted mobility use-cases for individuals traveling relatively short distances.

The next phase of mobility is harder. Rally’s business services longer trips from 40 to 400 miles. Solving for mass mobility, regional travel, and surge demand challenges. We’re not the first & last mile, we’re the middle mile.

Another way to put it is that we’ve created an asset-light, “virtual bus company.” We meet modern consumer expectations for mobility services, generating new demand for the supply-side as we do so, dispatching buses on-demand. By building a digital-first brand and integrating with and creating value from excess capacity in the bus industry itself, we create network effects. Which is why bus industry, manufacturers, and operators alike, love Rally and what makes us unique.

Slide 9

Now, let’s talk about our offerings. Throughout the presentation you’ll see us refer to two types of services: our “Lines” business which moves passengers between towns and cities, and our “Events” business which brings passengers safely and comfortably to-and-from special events like games, concerts, and other special events.

We created the bus rideshare to aggregate individuals together to create bus trips on demand to events, solving for surge demand challenges. Our demand prediction algorithms schedule regular intercity services too, taking on Greyhound and the legacy incumbents by meeting the expectations of the modern mobility consumer for regional transportation.

But we are neither a broker nor a lead-generator. We create bus trips that would not have happened otherwise. Our technology automatically schedules and prices these bus trips. We then market them under our brand and own the acquired customer relationship.

This new demand generation puts our tech in the hands of the bus companies and their drivers. Now the industry is using our Platform to run their own bus trips. And by vertically integrating into the industry, we capture Enterprise value and create network effects.

This is a market network strategy that has been proven in adjacent mobility segments as well other industries, and we’ll go over each of these in more detail as we progress through the presentation.

Slide 10

As we look at our lifetime stats on slide 10, I want to be clear that this is not hypothetical. These are historical performance indicators that demonstrate the quality of Rally’s business.

Most importantly, I would like to draw your attention to our capital efficiency, we’ve turned every dollar of investment into $5.00 of revenue. Each of these points is representative of a significant aspect of our business.

We’ve already impacted the climate by taking cars off the road, and we have ESG investors who understand the value of that offset. Approaching 2 million rides completed across thousands of bus stops, we already have contracts with 15% of the industry. Because of our unique model we were able to instantly launch domestically, and already have established a global presence.

And next we’ll talk about our complementary products that represent the two major use cases of private buses.

Slide 11

We reached these impressive numbers by first launching the bus ride share.

We offer service to every major event in the U.S. by creating a pop-up mass transportation Network around the venue. For example, sporting events, music concerts, festivals to name a few.

TRAFFIC, parking, bad weather, accidents, zero tolerance DUI policies… all the stresses of driving yourself in personal cars are solved by buses.

Our technology crowdsources bus stops, setting them at local businesses that love the foot traffic before and after the event. And we defer risk by requiring a minimum number of riders, also known as crowdfunding and we do this with every route.

Slide 12

Then we have bus lines, these are regularly scheduled Intercity services. For comparison purposes you may be familiar with Greyhound and Peter Pan. These comps have all but given up on user experience, serving as the option of last resort.

Doing business as “OurBus”, we have the highest customer service rating in the industry as measured by TrustPilot.

And if you try searching for bus trips from New York City to Ithaca, for example, you’ll find companies paying Google to advertise for this. However, OurBus is the number one organic search result. This will likely be the case for almost every stop combination that we service. And because we have automated dispatch, our margins are industry-leading when compared to the traditional operators. Of course, software is only one part of it, we also have higher quality vehicles because we work with local charter bus operators.

Slide 13

Moving onto slide 13, remember Rally does not own buses! There are thousands of local bus operators in the U.S. alone, collectively doing 575 million bus rides annually. This is about two-thirds of the U.S. airline passenger volume. Greyhound is the largest private bus operator in the U.S., but did you know they only own less than 3% of the buses?

The typical operator owns 10 buses, and is a B2B company, chartering their buses wholesale. Pillars of their community, their usual customer are schools and churches. They employ the drivers, carry the insurance and liability, and take care of all the maintenance. But their buses are sitting around empty half the time – so now Rally becomes their biggest customers.

This is a huge and overlooked segment of mobility. Our technology unifies this fragmented industry into a managed marketplace, unlocking the value of the idle capacity by creating bus trips and selling retail rides.

Slide 14

Turning to our top-line revenue and performance on slide 14, the events and lines products are our drivers of this growth. So, let’s take a moment to review the business model, revenue recognition, and unit economics. We create bus trips. We plan the schedules and price the rides. Our average ride is $30.00 and is often sold as a round trip for double the revenue per transaction.

We then market these rides, handle customer service, and assign operators to service routes. Local charter bus companies bid on our work through a managed marketplace. We then contract with these bus operators as vendors, paying them a fixed price for COGS. Which means we have variable margins, grossing up to 60% on full buses!

Our blended average margins have been about 20% and rise as we diversify our revenue streams. I trust you see both the simplicity and power of this asset-lite model! Looking back, our CAGR was about 140% through 2019 and were on track to double revenue again in 2020 when we had to pause our services due to the COVID-19 pandemic.

Slide 15

And while the COVID-19 pandemic affected every transportation business, we never lost sight of the fact that movement is essential.

Being an asset-light company, we were able to scale down our operations and expenses quickly. With additional capital raised in 2021, we bet on our predictive algorithms and captured additional market share as the demand returned.

And I’m glad to report that we ended last year with our best quarter ever! We are now regularly hitting new revenue and ridership records, benefiting from all that pent-up demand. And as much as we all hate high gas prices, it benefits Rally as it makes shared transportation more attractive.

Slide 16

With regards to the transaction, we expect to raise at least $30 million. This will give us the capital we need to make Rally a household name and we plan to do so by continuing to do what we do best: put butts in seats. The use of proceeds is primarily marketing to scale the proven acquisition strategy with new bus line launches that build on our existing network and expand into new regions. We will also focus on creating partnerships with event stakeholders to use their channels to reach our mutual customers.

With this capital we’re confident that we’ll be able to reach our revenue goals and put our brand on hundreds of buses owned by local bus operators. These are 50-foot, four-sided moving billboards in the areas where we offer our service. The operators will give us these assets for free and will also pay the installation costs, but because we’re their biggest customers, we don’t have to pay the advertising cost.

Additionally, the capital will scale and monetize our secondary revenue streams and provide a clear path to profitability.

Slide 17

You’ve seen the big numbers, now let’s dive into the details on slide 17. This slide has a lot of data on the key metrics we’ll be tracking, as well the important assumptions supporting our projections. So, our ultimate Key Performance Indicator or “KPI” is the number of rides we sell.

But coming back to lines specifically, we measure them in terms of bus trips and stop combinations. We’ve shown that we can maintain steady prices while producing gross profit. Finally, our marketing strategies have us acquiring customers very cost-effectively.

Slide 18

The events side of the business is a big brand builder. Here we partner with event stakeholder to create ownable, B2B2C marketing channels. These channels are fan clubs, alumni groups, student groups, each of which represent passionate communities that create and share bus trips from the bottom up. Combine that with top-down relationships that Rally has built with sports teams, leagues and venues, and we have the ability to convert the existing event transportation spend from private cars to shared buses.

We’ve already shown how we can move up to serving 10% of an audience of an event. And all the numbers that you see here are based on moving an average of .25% of an event attendance to start. With the proposed merger and proceeds we will further expand this strategy into new regions and partner with some of the  largest event companies in the world,  including venue owners and event ticket brokers.

Slide 19

Turning to the Environmental, Social, and Governance goals of our company, buses represent the greenest form of transportation as measured per passenger mile. And our social impact on communities is not theoretical, we increase mobility options which directly improves quality of life.  And we are soon to launch our first public-private partnership, improving the governance of the public side of the bus industry as well.

Slide 20

Rally has created a virtual bus company. With products for drivers, riders, buses and operators alike, this technology was created for Rally’s customers, and all the players in this market. But with one of the largest commercial vehicle manufacturers as an existing investor, as well as dozens of bus companies, we have proved that this technology can improve the existing operations of these operators.

By vertically integrating with the bus companies themselves, we improve the efficiency of our marketplace which raises the barrier to entry and increases switching costs.

Slide 21

By creating bus trips through our lines and events products, and through the vertical integration of our platform, we create many positive network effects.  One of our most Innovative accomplishments is the door-to-door service that connects our middle mile bus rides to first and last mile taxis. We believe we’re the only company that allows a customer to book a bus ride and a taxi ride in one transaction.

We have already proven that many consumers prefer this multimodal option despite competing directly with Uber and Lyft. Our advertising has shown that we can monetize bus riders and achieve greater revenue and profits from cross-promotion than even the core bus ride itself. Ask yourself, why has GM invested in Lyft? Why is Volvo an investor in Uber?

It is for these same reasons that Rally will be the distribution platform for buses in the future.  And we have already talked to companies about utilizing the cavernous undercarriage of our motor coach as capacity for shipping.

Slide 22

As we demonstrated earlier, these four revenue streams are part of a suite of products that share a common underlying framework. Any one of these products maybe a viable business, but it is only when they are combined together into a holistic strategy that we create a virtuous cycle. With the ultimate goal of creating the best bus experience for our customers.

Slide 23

With our nimble, risk deferring strategy, we have been able to expand quickly and with very little capital.

We are currently live in Brazil through a franchising of our technology, generating platform revenue without operational risk. And we just signed a commercial agreement with Daimler Trucks & Buses to bring the Rally business model in Germany, with the goal of expanding throughout Europe and beyond.

Slide 24

Thank you Numaan. Slide 24 provides an overview of the transaction, which we expect to close in the fourth quarter of this year. The pro-forma enterprise value is approximately $208 million, which represents around 3.5x 2023 revenues, and we are looking to put $30 million of capital on the company’s balance sheet in order for Rally to execute its business plan.

A unique differentiator with this proposed merger versus other SPAC transactions in the market, is that non-redeeming ATA shareholders will be offered a contingent value right, or “CVR,” for downside protection.

The Company has also agreed to an earn-out incentive structure tied to both revenues and stock price performance. Both the CVR and the earnout provide assurance to investors that we are looking to align incentives between management and shareholders as much as possible in the transaction.

Slide 25

Slide 25 provides a brief overview of the Contingent Value Rights structure being offered. The structure will be active for 18 months after closing. This is meant to alleviate the technical selling pressure we’ve seen on recent de-spacs. With a total of three million shares in escrow, investors know they will have a right to those shares in the event the stock trades down below the closing date’s trust value, while also offering a 10% return. Here you’ll find a table that provides details on how the structure works under different price scenarios, assuming non-redemption of just over 4 million shares in the transaction as shown in the previous slide.

I want to highlight for you that, in this scenario, the downside protection that is being provided to shareholders, represents a discount of around 42.5% to the valuation shown on the next slide.

Slide 26

Lastly, turning to slide 26, we believe Rally is a truly unique company that is solving for real-word transportation problems through business and technology innovations. They do so by dispatching the underutilized buses, unlocking the value of the assets, and transforming the underlying private bus industry. And as we’ve seen in other mobility segments, enterprise value is created through the multi-sided marketplace and network they create. Specifically to Rally, we don’t believe there’s a direct public comparable, but we present on this slide three different categories of public companies that can be regarded as comparables relative to certain aspects of Rally’s business: Sharing Economy, Marketplace Software, and Vertical SaaS. From a high-level perspective, it’s easy to see how part of Rally’s business model fits right in with other consumer-facing companies in the sharing economy like Uber and Airbnb. However, Rally anticipates being able to grow at a much more rapid clip than other companies in the space simply because it is in an earlier stage in its development cycle. Rally also benefits from the weakness of the legacy incumbents, the lack of direct competitors, and the high spare capacity in the ecosystem. Additionally, Rally can also be considered a Marketplace Software company, as their platform is a multi-sided marketplace where coach operators, customers, advertisers, and other businesses associated with the mobility, freight, and transport universe can interact and transact. Finally, Rally is also providing sector-specific software to operators. Most of the providers in the ecosystem tend to be smaller operators, and Rally’s software is providing solutions that enables them to run their business more efficiently. As a high-growth company, we are looking at Rally on a 2023 and 2024 revenue multiple versus the comparables on this page, and we believe it is favorably positioned and allows investors to retain upside as the company’s management executes on their vision. We encourage you to review, in detail, slides in the appendix for the details on the valuation comparables shown here.

And with that, I’ll hand it back over to Numaan for closing remarks.

Slide 26

Thanks Jorge!

This concludes our investor call for today.

I trust the information you heard today bolstered your support for our business combination, and that you share our belief that public markets are the best way for us to achieve our goals.

There’s a lot more information in the appendix of the deck that we’re sharing, including more information on the team, the product, and the macro factors that support our business.

We hope that you will go through it, dive into the details, and set a time with us to discuss.

Again:

Rally is Mass Mobility as a Service.

We are poised to unify this fragmented industry into a managed marketplace with huge Network effects.

And have the vision to own this $134B market, to be the first global brand in busing.

Thank you!